                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in this Form S-3 Registration Statement of Boston Properties, Inc. and to the incorporation by reference therein of our reports indicated below with respect to the financial statements indicated below of Boston Properties, Inc.


                                                              Date of Report of
                     Financial Statements                     Independent Accountants
                     --------------------                     -----------------------
Financial statements of Boston Properties, Inc. as of         January 24, 1999,
December 31, 1998 and 1997 for the year ended                 except for Note 16
December 31, 1998 and for the period from June 23,            as to which the date
1997 to December 31, 1997, and of The Boston                  is February 10, 1999.
Properties Predecessor Group for the year ended
December 31, 1996, and for the period from January 1,
1997 to June 22, 1997.

Financial statement schedule of Boston Properties, Inc. as    January 24, 1999
of December 31, 1998.

Statement of revenue over certain operating expenses of       December 18, 1998
Reservoir Place for the year ended December 31, 1997

Statement of revenue over certain operating expenses of       December 11, 1998
University Place for the year ended September 30, 1997



                                                  /s/ PricewaterhouseCoopers LLP



Boston, Massachusetts
September 3, 1999